UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

CAPSTONE GREEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CGRN	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Darren R. Jamison Resignation

On August 8, 2023, Darren R. Jamison informed the Board of Directors (the “Board) of Capstone Green Energy Corporation (the “Company”) of his resignation as President and Chief Executive Officer of the Company, effective August 22, 2023, and the Board advised Mr. Jamison that it accepted his resignation. Mr. Jamison expressed that his decision to resign as President and Chief Executive Officer was due, in part, to a disagreement regarding the consideration of alternatives to address the Company’s situation with the holder of its senior secured notes. In that regard, the other members of the Board note that the Company continues to pursue a variety of possible alternatives (within or outside of bankruptcy) for the benefit of all of its stakeholders, including vendors, customers and other creditors, as well as stockholders. That includes an ongoing process seeking a buyer of the Company or its business, in whole or in part.

Later that same day, Mr. Jamison stated that he was also resigning from the Board, effective August 22, 2023. In connection with Mr. Jamison’s resignation from the Board, the Board approved a reduction in the size of the Board from six members to five members, effective August 22, 2023.

Robert C. Flexon Appointment; Lead Independent Director Appointment

The Board appointed Robert C. Flexon, age 64, and the Company’s current Chairman of the Board, to the position of Executive Chairman effective August 9, 2023. The Board also appointed Mr. Flexon as Interim President and Chief Executive Officer to succeed Mr. Jamison, effective August 22, 2023. Mr. Flexon resigned from the Board’s Audit Committee effective August 9, 2023 in connection with his appointment as Executive Chairman of the Company. On August 22, 2023, Mr. Flexon will assume the duties of the Company’s principal executive officer.

In connection with Mr. Flexon’s transition to Executive Chairman, Denise M. Wilson was appointed Lead Independent Director of the Board.

The Board has directed the Compensation and Human Capital Committee to recommend compensation arrangements for Mr. Flexon in connection with his appointments as Executive Chairman and Interim President and Chief Executive Officer. The Board has also directed the Governance and Sustainability Committee to commence a search for a permanent President and Chief Executive Officer.

Biographical information regarding Mr. Flexon is set forth in the Company’s proxy statement for its 2022 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on July 12, 2022. There are no arrangements or understandings between Mr. Flexon and any other person pursuant to which he was selected as Executive Chairman and Interim President and Chief Executive Officer, no family relationships between Mr. Flexon and any other executive officer or director of the Company, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Flexon and the Company.

Item 7.01	Regulation FD Disclosure.

On August 14, 2023, the Company issued a press release announcing the resignation of Mr. Jamison as President and Chief Executive Officer and as a director of the Company and the appointment of Mr. Flexon as Executive Chairman and Interim President and Chief Executive Officer. A copy of the press releases is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Capstone Green Energy Corporation, dated August 14, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY CORPORATION

Date: August 14, 2023	By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: Executive Chairman